Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-147043 and 333-157288) and S-3 (No. 333-157645) of Patriot Coal Corporation of our report dated February 19, 2007 relating to the financial statements of KE Ventures, LLC as of and for the year ended December 31, 2006 (not separately presented therein), which appears in the Current Report on Form 8-K of Patriot Coal Corporation dated June 16, 2009.
/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
June 12, 2009